PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                             Instrument of Amendment

         THIS INSTRUMENT OF AMENDMENT (the "Instrument") is executed this 2nd day of March, 1998 by PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation (the "Company").

                              Statement of Purpose

         The Company sponsors the Pharmaceutical Product Development, Inc. Employee Stock Purchase Plan (the "Plan"). The Company desires to amend the Plan to establish certain limits on the purchase of Company stock under the Plan, especially in connection with the availability of cash contributions in addition to payroll deductions. The amendments set forth herein have been approved by the Company's Board of Directors in accordance with Section 7.3 of the Plan.

         NOW, THEREFORE, the Plan is hereby amended effective as of the date hereof as follows:

         1. The following subparagraph (3) is added to the end of Section 3.2(b) of the Plan:

                  "(3) In no event may the total number of shares of Common Stock that may be purchased by Participants for any Offering Period exceed the lesser of (A) an amount that the Board of Directors may, in its sole and exclusive discretion, establish from time to time or (B) the total remaining shares available pursuant to Section 3.1. In the event that the total number of shares of Common Stock to be purchased for an Offering Period would otherwise exceed the limit set forth in the preceding sentence, the Committee shall first reduce shares to be purchased by non-payroll deduction additional cash contributions for such Offering Period proportionately among all Participants who have made such additional cash contributions; and if such limit would still be exceeded, the Committee shall then reduce shares to be purchased by payroll deductions for such Offering Period proportionately among all Participants who have made such payroll deductions."

         2. The following additional sentence is added to the end of Section 4.1 of the Plan:

         "Notwithstanding the foregoing, (i) for the Offering Period beginning on January 1, 1998, the maximum amount of such additional contributions that may be made by any Participant shall not exceed five thousand dollars ($5,000) and (ii) no such additional contributions shall be permitted for Offering Periods beginning on or after July 1, 1998."

         3. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.
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         IN WITNESS WHEREOF, the Company has caused this Instrument to be executed by its duly authorized officer as of the day and year first above written.

                                        PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.


                                            By:  /s/ Fred Eshelman
                                                --------------------------------
                                                Name  Fred Eshelman
                                                      --------------------------
                                                Title:  CEO
                                                      --------------------------


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